Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET Corporation Announces Pricing of Secondary Offering by Selling Securityholder

Greenville, South Carolina (December 14, 2010) - KEMET Corporation (NYSE: KEM) (the “Company”) today announced the pricing of a secondary offering of 8.7 million shares of its common stock at a price of $11.00 per share. The shares to be offered are subject to issuance upon exercise of a currently outstanding and exercisable warrant (the “Warrant”) held by the selling securityholder, K Equity, LLC (“K Equity”), an affiliate of Platinum Equity Capital Partners II, L.P., a portion of which will be sold to and exercised by the underwriters in connection with their sale of the underlying shares. The underwriters have an option to purchase an additional portion of the Warrant representing an additional 1.3 million shares of underlying common stock of the Company to cover over-allotments, if any.  The Company will not receive any proceeds from the transaction. K Equity will retain the portion of the Warrant that is not exercised.

Deutsche Bank Securities, BofA Merrill Lynch and UBS Investment Bank are acting as joint book-running managers, and KeyBanc Capital Markets is acting as co-manager, for the offering.

A registration statement relating to these shares of common stock has been declared effective by the Securities and Exchange Commission. The offering is being made only by means of the written base prospectus and prospectus supplement forming part of the effective registration statement.  A copy of the base prospectus and prospectus supplement related to the offering may be obtained by contacting: Deutsche Bank Securities Inc., Attention: Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311, by telephone at (800) 503-4611 or by email at prospectus.cpdg@db.com; BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Prospectus Department or by email at dg.prospectus_requests@baml.com; or UBS Investment Bank, 299 Park Avenue, New York, New York 10171, Attn: Prospectus Department, or by telephone at (888) 827-7275.

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300   Fax: 864.963.6521

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM). KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines, and such conditions could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principle raw materials; (iv) changes in the competitive environment of the Company; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) the inability to attract, train and retain effective employees and management; (ix) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to the Company’s business, including those relating to environmental matters; (xii) volatility of financial and credit markets affecting the Company’s access to capital; (xiii) the need to reduce the total costs of the Company’s products to remain competitive; (xiv) potential limitation on the use of net operating losses to offset possible future taxable income; and (xv)  exercise of the warrant by K Equity, LLC which could potentially result in the existence of a controlling stockholder.

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